                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K
                                Current Report

                        PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported):  February 6, 1998


                          Commission File Number 1-12480

                        LOUIS  DREYFUS  NATURAL  GAS  CORP.
            (Exact name of registrant as specified in its charter)


                OKLAHOMA                             73-1098614
    (State or other jurisdiction of                (IRS Employer
     incorporation or organization)             Identification No.)

14000 QUAIL SRINGS PARKWAY, SUITE 600
       OKLAHOMA CITY, OKLAHOMA                           73134
(Address of principal executive office)               (Zip code)

    Registrant's telephone number, including area code:  (405) 749-1300

                                     NONE
(Former name, former address and former fiscal year, if changed since last report.)

                         LOUIS DREYFUS NATURAL GAS CORP.
                                   FORM 8-K
                               FEBRUARY 6, 1998



ITEM 5 -- FINANCIAL STATEMENTS

     On October 14, 1997, at special meetings (the "Special Meetings") of the respective stockholders of Louis Dreyfus Natural Gas Corp., an Oklahoma corporation ("LDNG"), and American Exploration Company, a Delaware corporation ("American"), the shareholders of each company approved the merger of American with and into LDNG (the "Merger") pursuant to the Agreement and Plan of Reorganization, dated as of June 24, 1997, as amended, between American and LDNG (the "Merger Agreement"). Immediately following the Special Meetings, on October 14, 1997, the Merger was consummated and American was merged with and into LDNG, with LDNG surviving the Merger.

     In connection with the filing of Registration Statement No. 333-34849 on Form S-4, dated September 3, 1997, the required historical financial information of American and pro forma financial information of LDNG were presented or incorporated by reference therein. Provided supplementally in this Form 8-K are certain historical financial statements of American and pro forma financial information of LDNG as described in the following table of contents.


TABLE OF CONTENTS


AMERICAN EXPLORATION COMPANY
PART I.  HISTORICAL FINANCIAL STATEMENTS (unaudited)                   Page

Condensed Consolidated Balance Sheets:
  December 31, 1996 and September 30, 1997 . . . . . . . . . . . . . .    3
Condensed Consolidated Statements of Operations:
  Three months and nine months ended September 30, 1996 and 1997 . . . 5 Condensed Consolidated Statements of Cash Flows:
  Nine months ended September 30, 1996 and 1997. . . . . . . . . . . .    6
Condensed Notes to Consolidated Financial Statements . . . . . . . . .    7

LOUIS DREYFUS NATURAL GAS CORP.
PART II.  PRO FORMA FINANCIAL STATEMENTS (unaudited)

Pro Forma Balance Sheet as of September 30, 1997 . . . . . . . . . . .   11
Pro Forma Statement of Operations for the nine months ended
  September 30, 1997 . . . . . . . . . . . . . . . . . . . . . . . . .   13
Notes to Pro Forma Financial Statements. . . . . . . . . . . . . . . .   14

                         AMERICAN EXPLORATION COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                  A S S E T S

                                                December 31,    September 30,
                                                    1996            1997
                                                -------------   -------------
                                                                 (unaudited)
CURRENT ASSETS
Cash and cash equivalents. . . . . . . . . .    $       8,358   $       1,452
Accounts receivable. . . . . . . . . . . . .           18,449          16,233
Costs reimbursable by insurance. . . . . . .               --          14,469
Other. . . . . . . . . . . . . . . . . . . .            1,335           2,246
                                                -------------   -------------
  Total current assets . . . . . . . . . . .           28,142          34,400
                                                -------------   -------------
PROPERTY AND EQUIPMENT, at cost, based on
 successful efforts accounting . . . . . . .          370,046         395,288
Less accumulated depreciation, depletion
 and amortization. . . . . . . . . . . . . .         (159,507)       (154,576)
                                                -------------   -------------
                                                      210,539         240,712
                                                -------------   -------------
OTHER ASSETS, net. . . . . . . . . . . . . .            1,947           1,290
                                                -------------   -------------
                                                 $    240,628   $     276,402
                                                =============   =============

                         AMERICAN EXPLORATION COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

    L I A B I L I T I E S   A N D   S T O C K H O L D E R S '   E Q U I T Y

                                                December 31,    September 30,
                                                    1996            1997
                                                -------------   -------------
                                                                 (unaudited)
CURRENT LIABILITIES
Accounts payable . . . . . . . . . . . . . .    $      21,647   $      13,299
Accrued liabilities. . . . . . . . . . . . .           25,657          22,592
Reserve for uninsured loss . . . . . . . . .               --           2,125
                                                -------------   -------------
  Total current liabilities. . . . . . . . .           47,304          38,016
                                                -------------   -------------
LONG-TERM DEBT . . . . . . . . . . . . . . .           60,000         111,000
                                                -------------   -------------
OTHER LIABILITIES. . . . . . . . . . . . . .            2,945           5,516
                                                -------------   -------------
STOCKHOLDERS' EQUITY
Convertible preferred stock, par value
 $1.00; 4,000 shares issued and outstanding.                4               4
Common stock, par value $.05; issued and
 outstanding, 15,694,430 and 15,704,701
 shares, respectively. . . . . . . . . . . .              785             785
Additional paid-in capital . . . . . . . . .          322,598         322,787
Accumulated deficit. . . . . . . . . . . . .         (192,948)       (201,706)
Unearned compensation. . . . . . . . . . . .              (60)             --
                                                -------------   -------------
                                                      130,379         121,870
                                                -------------   -------------
                                                $     240,628   $     276,402
                                                =============   =============

          See accompanying notes to consolidated financial statements.
/TABLE

                         AMERICAN EXPLORATION COMPANY
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                     (in thousands, except per share data)

                                       Three Months Ended   Nine Months Ended
                                          September 30,       September 30,
                                       ------------------  ------------------
                                         1996      1997      1996      1997
                                       --------  --------  --------  --------
REVENUES
Oil and gas sales. . . . . . . . . . . $ 19,090  $ 22,221  $ 52,263  $ 66,707
Gain (loss) on sales of property
 and equipment . . . . . . . . . . . .      145       (41)      801      (183)
Other income (loss), net . . . . . . .      (33)      261        48       357
                                       --------  --------  --------  --------
                                         19,202    22,441    53,112    66,881
                                       --------  --------  --------  --------
EXPENSES
Operating costs. . . . . . . . . . . .    6,701     6,954    19,089    18,851
General and administrative . . . . . .    1,429     2,942     5,036     6,982
Exploration costs. . . . . . . . . . .    3,842     5,315    10,993    13,508
Provision for uninsured loss on
 well blowout. . . . . . . . . . . . .       --        --        --     2,770
Depreciation, depletion and
 amortization. . . . . . . . . . . . .    7,398    11,273    20,871    28,402
Interest . . . . . . . . . . . . . . .    1,076     1,618     2,894     3,772
                                       --------  --------  --------  --------
                                         20,446    28,102    58,883    74,285
                                       --------  --------  --------  --------
Net loss . . . . . . . . . . . . . . .   (1,244)   (5,661)   (5,771)   (7,404)
Preferred stock dividends. . . . . . .      450       450     1,350     1,350
                                       --------  --------  --------  --------
NET LOSS TO COMMON STOCK . . . . . . . $ (1,694) $ (6,111) $ (7,121) $ (8,754)
                                       ========  ========  ========  ========

Net loss per common share. . . . . . . $   (.14) $   (.39) $   (.60) $   (.56)
                                       ========  ========  ========  ========
Weighted average common shares
 outstanding . . . . . . . . . . . . .   11,808    15,705    11,811    15,699
                                       ========  ========  ========  ========

         See accompanying notes to consolidated financial statements.

                        AMERICAN EXPLORATION COMPANY
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                               (in thousands)

                                                          Nine Months Ended
                                                            September 30,
                                                        ---------------------
                                                           1996        1997
                                                        ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss . . . . . . . . . . . . . . . . . . . . . .    $  (5,771)  $  (7,404)
Items not affecting cash flows:
 Depreciation, depletion and amortization. . . . . .       20,871      28,402
 Exploration costs . . . . . . . . . . . . . . . . .       10,993      13,508
 Provision for uninsured loss on well blowout. . . .           --       2,445
 (Gain) loss on sales of property and equipment. . .         (801)        183
 Other . . . . . . . . . . . . . . . . . . . . . . .         (560)      2,687
Net change in operating assets and liabilities:
 Accounts receivable . . . . . . . . . . . . . . . .        5,216       2,451
 Other current assets. . . . . . . . . . . . . . . .          214      (1,103)
 Accounts payable and accrued liabilities. . . . . .       (3,053)    (12,620)
                                                        ---------   ---------
                                                           27,109      28,549
                                                        ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Oil and gas property expenditures. . . . . . . . . .      (92,116)    (79,398)
Proceeds from sale of property and equipment . . . .        1,194       4,568
Expenditures for recovery from well blowout. . . . .           --      (9,667)
Other. . . . . . . . . . . . . . . . . . . . . . . .         (415)       (496)
                                                        ---------   ---------
                                                          (91,337)    (84,993)
                                                        ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank borrowings. . . . . . . . . . . .       74,000      79,000
Repayments of bank borrowings. . . . . . . . . . . .       (9,000)    (28,000)
Preferred stock dividends. . . . . . . . . . . . . .       (1,350)     (1,350)
Other. . . . . . . . . . . . . . . . . . . . . . . .         (138)       (112)
                                                        ---------   ---------
                                                           63,512      49,538
                                                        ---------   ---------
Change in cash and cash equivalents. . . . . . . . .         (716)     (6,906)
Cash and cash equivalents, beginning of period . . .        7,496       8,358
                                                        ---------   ---------
Cash and cash equivalents, end of period . . . . . .    $   6,780   $   1,452
                                                        =========   =========

        See accompanying notes to consolidated financial statements.

                         AMERICAN EXPLORATION COMPANY
             CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  BASIS OF PRESENTATION

     The condensed consolidated financial statements included herein have been prepared by American Exploration Company ("American" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). The financial statements reflect adjustments of a normal recurring nature which are, in the opinion of management, necessary to present fairly such information. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Certain amounts in the prior year financial statements have been reclassified to conform with current classifications.

(2)  MERGER AGREEMENT

     On June 24, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Louis Dreyfus Natural Gas Corp. ("LDNG") that provides for the acquisition of the Company by LDNG (the "Merger"). The Merger was subsequently approved by the stockholders of LDNG and American on October 14, 1997 (the "Merger Date"). Pursuant to the terms of the Merger Agreement, holders of the Company's common stock received 0.72 shares of LDNG common stock and $3.00 cash for each share of the Company's common stock. An aggregate of approximately 11.3 million shares of LDNG common stock was issued and approximately $47.2 million was paid in the Merger for total consideration of approximately $308 million (based on the closing price of LDNG common stock on the Merger Date). Holders of American's convertible preferred stock received LDNG preferred shares. As of the Merger Date, American ceased to exist as an independent company.

(3)  EAST CAMERON BLOCK 328

     On April 1, 1997, a blowout and fire occurred during the drilling of a horizontal development well at East Cameron Block 328 located in federal waters offshore Louisiana. No personnel were injured in the accident. The upper structure of the platform, which was owned by the Company, was severely damaged. In addition, the drilling rig operated by a third party contractor and various other subcontractors' equipment were damaged or destroyed.
During the second quarter of 1997, the Company successfully capped the well and secured the four remaining wells on the platform. The production deck was removed and dismantled, and certain production equipment has been salvaged. The Company is rebuilding the production deck and expects to restore

                         AMERICAN EXPLORATION COMPANY
        CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


production from the platform in the second quarter of 1998.

     The Company carries various types of insurance relating to the blowout and estimates that total costs to control the blowout and return to production will aggregate approximately $42 million. During the second quarter of 1997, the Company recorded a provision of approximately $2.8 million to reserve for losses that may result from certain costs that may not be recoverable through insurance, including a $350,000 deductible amount. At this stage of the Company's insurance claim, it is not possible to quantify what other amounts, if any, will not be recoverable from insurance or legally responsible third parties. If the Company is unable to recover a significant portion of its costs from insurance or other third parties, the additional loss associated with the blowout could be substantial and could have a material adverse effect on the Company's financial condition and results of operations.

     As of September 30, 1997, costs incurred for the recovery effort at East Cameron Block 328 totaled approximately $31.0 million, approximately $16.5 million of which has been reimbursed by insurance companies as of September 30, 1997. The balance is reflected as a current asset on the accompanying condensed consolidated balance sheet based on the expectation that such costs will be collected through insurance within one year. See also Note 4.

     The Minerals Management Service ("MMS"), which has jurisdiction over operations in federal waters, is required by regulation to investigate this type of incident and to make a public report. To date, the MMS has not issued any report regarding the blowout.

(4)  DEBT

     As of September 30, 1997, outstanding bank debt totaled $76 million. The Company borrowed a net amount of $15 million under its bank credit facility during the third quarter of 1997 primarily to provide interim funding for the costs of the recovery from the blowout at East Cameron Block 328, as discussed in Note 3. The Company's borrowing base under the bank credit facility was $86 million.

(5)  LIQUIDATION OF NYLOG PROGRAMS

     During May 1997, the Company completed the liquidation of certain limited partnerships for which subsidiaries of the Company and of New York Life Insurance Company ("New York Life") had served as managing general partners (the "NYLOG Programs"). Under the terms of an indemnity agreement between the Company and another subsidiary of New York Life, the Company received from that subsidiary a cash payment of $2.5 million upon the liquidation of the NYLOG Programs. Such payment was made in consideration of certain remaining contingent liabilities of the NYLOG Programs being borne by the managing

                         AMERICAN EXPLORATION COMPANY
        CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


general partners under the terms specified in the indemnity agreement, as previously reported. Although no assurance can be given regarding the ultimate outcome of the matters underlying such contingencies, the Company anticipates that the costs, if any, to resolve these matters will not have a material adverse effect upon the financial condition of the Company. The $2.5 million receipt was recorded as a deferred credit and was included in other liabilities on the accompanying condensed consolidated balance sheet as of September 30, 1997.

(6)  DERIVATIVES

     The Company periodically enters into commodity price swap agreements, collar transactions and floor transactions that have been designated as hedge transactions in order to reduce the Company's exposure to market price risk related to the sale of oil and gas production. The oil and gas price references upon which these transactions are based reflect various market indices that provide a high degree of correlation with actual commodity prices realized by the Company. Accordingly, these transactions are accounted for using the hedge accounting method. Gains or losses on these transactions are reported as a component of oil and gas sales in the period during which the related production occurs. The cost to purchase put options in connection with floor transactions is recognized ratably over the term of the agreement as a reduction of oil and gas revenues. The Company typically enters into hedging agreements with a contract term of one year or less. In the event of a loss of correlation between changes in the oil and gas price references under the hedge contract and the actual price realizations for the related oil and gas production, a gain or loss would be recognized in the current period to the extent that the hedge contract had not offset changes in actual oil and gas prices.

(7)  CASH FLOW INFORMATION

     Net cash provided by operating activities included cash payments for interest totaling $2.7 million and $1.9 million, net of capitalized interest of $1.9 million and $1.5 million, for the first nine months of 1997 and 1996, respectively. The Company paid state income taxes of $.2 million during the first nine months of 1997. No income taxes were paid by the Company in the first nine months of 1996.

(8)  CONTINGENCIES

     In February 1995, a lawsuit was filed in the United States District Court in Denver, Colorado, by KN Gas Supply Services, Inc. ("KNGSS"), requesting declaratory judgment that KNGSS had the right to reduce the contract price for gas produced from the Bowdoin Field to market levels from October 1, 1993 forward. KNGSS also requested declaratory judgment that it has a right to relief from the contract price due to regulatory changes, which it alleges renders the contract commercially impracticable, and that Federal Energy

                         AMERICAN EXPLORATION COMPANY
        CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


Regulatory Commission Order No. 636 is a condition subsequent which excuses performance under the contract. In April 1995, the Company filed counterclaims against KNGSS relating to the failure of KNGSS to take and pay for certain minimum volumes of gas, among other contractual matters. The Company has dismissed all of its counterclaims, and KNGSS has dismissed its commercially impracticable and condition subsequent claims. KNGSS alleges that it has overpaid the Company and seeks a refund of approximately $7.7 million for the period through September 1996. KNGSS has not updated its refund claim through the present date. A motion for summary judgment was filed by the Company in July 1996 and was argued before the court on February 14, 1997. The court has not yet ruled on the Company's motion. Although the Company cannot predict the outcome of this proceeding, American will vigorously defend its interests in this case and does not expect the outcome of the case to have a material adverse impact on its financial position or results of operations.

     The Company has received certain preliminary and one final royalty underpayment determinations from the Minerals Management Service ("MMS") aggregating approximately $2.8 million plus interest in connection with certain gas contract settlements made in prior years. The Company disagrees with the MMS determinations and intends to vigorously defend its position in each case. In certain cases, the Company's exposure to additional royalty payment may be limited by indemnity provisions contained in the respective gas contract settlement agreement. The amount of any royalty and interest which ultimately may be paid by the Company attributable to such determinations is unknown; however, the Company does not expect the outcome to have a material adverse effect on its financial position or results of operations.

                         LOUIS DREYFUS NATURAL GAS CORP.
                       UNAUDITED PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1997
                                (in thousands)

                                                  Historical
                                           ------------------------
                                                                       Pro Forma
                                               LDNG       American    Adjustments      Pro Forma
                                           -----------  -----------   -----------     ----------
A S S E T S
CURRENT ASSETS
Cash and cash equivalents. . . . . . . . . $    10,551  $     1,452   $        --     $   12,003
Receivables:
 Oil and gas sales . . . . . . . . . . . .      29,737        9,924            --         39,661
 Joint interest and other, net . . . . . .       7,485        6,309            --         13,794
 Reimbursable costs for recovery from
  well blowout . . . . . . . . . . . . . .          --       14,469            --         14,469
Deposits . . . . . . . . . . . . . . . . .       2,986           --            --          2,986
Inventory and other. . . . . . . . . . . .       4,855        2,246            --          7,101
                                           -----------  -----------   -----------    -----------
 Total current assets. . . . . . . . . . .      55,614       34,400            --         90,014
                                           -----------  -----------   -----------    -----------
PROPERTY AND EQUIPMENT, at cost, based on
 successful efforts accounting . . . . . .     987,345      395,288        48,234 (a)
                                                                          (72,939)(b)  1,357,928
Less accumulated depreciation, depletion
 and amortization. . . . . . . . . . . . .    (276,174)    (154,576)      154,576 (a)   (276,174)
                                           -----------  -----------   -----------    -----------
                                               711,171      240,712       129,871      1,081,754
                                           -----------  -----------   -----------    -----------
OTHER ASSETS, net. . . . . . . . . . . . .       4,985        1,290          (884)(a)      5,391
                                           -----------  -----------   -----------    -----------
                                           $   771,770  $   276,402   $   128,987    $ 1,177,159
                                           ===========  ===========   ===========    ===========

                         LOUIS DREYFUS NATURAL GAS CORP.
                  UNAUDITED PRO FORMA BALANCE SHEET (continued)
                              SEPTEMBER 30, 1997
                                (in thousands)


                                                 Historical
                                          ------------------------
                                                                      Pro Forma
                                              LDNG       American    Adjustments      Pro Forma
                                          -----------  -----------   -----------     -----------
L I A B I L I T I E S   A N D
S T O C K H O L D E R S '   E Q U I T Y
CURRENT LIABILITIES
Accounts payable . . . . . . . . . . . .  $    30,593  $     4,781   $        --     $    35,374
Accrued liabilities. . . . . . . . . . .       11,069       24,717        16,381  (a)     52,167
Revenues payable . . . . . . . . . . . .        6,981        8,518            --          15,499
                                          -----------  -----------   -----------     -----------
 Total current liabilities . . . . . . .       48,643       38,016        16,381         103,040
                                          -----------  -----------   -----------     -----------
LONG-TERM DEBT . . . . . . . . . . . . .      356,017      111,000        54,735  (a)    521,752
                                          -----------  -----------   -----------     -----------
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred revenue . . . . . . . . . . . .       17,821           --            --          17,821
Deferred gains from price-risk
 management activities . . . . . . . . .       23,684           --            --          23,684
Deferred income taxes. . . . . . . . . .       33,944          447         9,655  (a)
                                                                         (27,717) (b)     16,329
Other. . . . . . . . . . . . . . . . . .        4,847        5,069        18,386  (a)     28,302
                                          -----------  -----------   -----------     -----------
                                               80,296        5,516           324          86,136
                                          -----------  -----------   -----------     -----------
STOCKHOLDERS' EQUITY
Preferred stock. . . . . . . . . . . . .           --            4        21,076  (a)     21,080
Common stock . . . . . . . . . . . . . .          278          785          (672) (a)        391
Additional paid-in capital . . . . . . .      197,780      322,787      (119,341) (a)    401,226
Retained earnings. . . . . . . . . . . .       88,756     (201,706)      201,706  (a)
                                                                         (45,222) (b)     43,534
                                          -----------  -----------   -----------     -----------
                                              286,814      121,870        57,547         466,231
                                          -----------  -----------   -----------     -----------
                                          $   771,770  $   276,402   $   128,987     $ 1,177,159
                                          ===========  ===========   ===========     ===========

                   See accompanying notes to unaudited pro forma financial statements.
/TABLE

                         LOUIS DREYFUS NATURAL GAS CORP.
                 UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (in thousands, except per share data)


                                             Historical
                                      ------------------------
                                                                  Pro Forma
                                          LDNG       American    Adjustments      Pro Forma
                                      -----------  -----------   -----------     -----------
REVENUES
Oil and gas sales. . . . . . . . . .  $   142,193  $    66,707   $        --     $   208,900 (i)
Gain (loss) on sales of property
 and equipment . . . . . . . . . . .        8,683         (183)           --           8,500 (i)
Other income . . . . . . . . . . . .        1,919          357            --           2,276
                                      -----------  -----------   -----------     -----------
                                          152,795       66,881            --         219,676
                                      -----------  -----------   -----------     -----------
EXPENSES
Operating costs. . . . . . . . . . .       32,489       18,851        (1,846) (c)     49,494
General and administrative . . . . .       11,899        6,982         1,846  (c)
                                                                       1,800  (d)     22,527 (i)
Exploration costs. . . . . . . . . .        5,300       13,508        (1,800) (d)     17,008 (i)
Provision for uninsured loss on
 well blowout. . . . . . . . . . . .           --        2,770            --           2,770
Depreciation, depletion and
 amortization. . . . . . . . . . . .       49,241       28,402         6,626  (e)     84,269
Interest . . . . . . . . . . . . . .       19,031        3,772         2,065  (f)     24,868 (i)
                                      -----------  -----------   -----------     -----------
                                          117,960       74,285         8,691         200,936
                                      -----------  -----------   -----------     -----------
Income (loss) before income taxes. .       34,835       (7,404)       (8,691)         18,740
Income taxes . . . . . . . . . . . .       12,193           --        (5,072) (g)      7,121
                                      -----------  -----------   -----------     -----------
Net income (loss). . . . . . . . . .       22,642       (7,404)       (3,619)         11,619
Preferred stock dividends. . . . . .           --        1,350            --           1,350
                                      -----------  -----------   -----------     -----------
NET INCOME (LOSS) TO COMMON STOCK. .  $    22,642  $    (8,754)  $    (3,619)    $    10,269
                                      ===========  ===========   ===========     ===========


Net income per common share. . . . .         0.81                                        .26
                                      ===========                                ===========
Weighted average common shares
 outstanding . . . . . . . . . . . .       27,805                     11,307  (h)     39,112
                                      ===========                ===========     ===========

                   See accompanying notes to unaudited pro forma financial statements.

                         LOUIS DREYFUS NATURAL GAS CORP.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE 1 -- BASIS OF PRESENTATION

     On June 24, 1997, LDNG entered into a Merger Agreement pursuant to which American was merged into LDNG on October 14, 1997. The Merger was accounted for using the purchase method of accounting. In accordance with the Merger Agreement, holders of American Common Stock received .72 shares of LDNG Common Stock and $3.00 cash for each share of American Common Stock. Holders of American Depositary Shares received one share of LDNG Depositary Shares of each share of American Depositary Shares.

NOTE 2 -- PRO FORMA ENTRIES

PRO FORMA BALANCE SHEET -- SEPTEMBER 30, 1997
     The accompanying unaudited pro forma balance sheet as of September 30, 1997 has been prepared as if the Merger had occurred on that date and includes the following adjustments:

  (a) To adjust assets and liabilities under the purchase method of accounting based on the purchase price. Such purchase price has been allocated to the consolidated assets and liabilities of American based on preliminary estimates of fair values with the remainder allocated between proved and unproved properties based on their relative fair values. The purchase price allocated to proved properties was further allocated based on the relative fair values of individual producing fields. This allocation was then reviewed for indications of impairment by comparing the allocated cost to the estimated undiscounted future net cash flows on a field by field basis. Those oil and gas properties having a carrying value in excess of the estimated undiscounted future net cash flows were deemed impaired pursuant to SFAS 121. The purchase price allocated to unproved oil and gas properties was adjusted to the lower of cost (allocated purchase price) or estimated market value. The combined impairment resulted in a pretax charge of $72.9 million ($45.2 million after tax). No goodwill was recorded in connection with this transaction. The information presented herein is based on historical information as of September 30, 1997 and as a result will differ from the actual purchase price allocation recorded in the fourth quarter of 1997.

                         LOUIS DREYFUS NATURAL GAS CORP.
         NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS, CONTINUED


     The purchase price is determined as follows (in thousands):
     Cash consideration of $3.00 for each share of American
      Common Stock . . . . . . . . . . . . . . . . . . . . . . .   $   47,114
     Estimated fair value (at $17.15 per share)of 11.3
      million shares of LDNG Common Stock issued at the
      exchange rate of .72 shares of LDNG Common Stock for
      each share of American Common Stock. . . . . . . . . . . .      193,922
     Estimated fair value of warrants to purchase 1.6
      million shares of LDNG Common Stock. . . . . . . . . . . .        9,637
     Estimated transaction costs, including the estimated
      Cash-Out Amount for the American stock options. .  . . . .       14,229
                                                                   ----------
                                                                   $  264,902
                                                                   ==========

       The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows (in thousands):
        Working capital assumed. . . . . . . . . . . . . . . . .   $   (5,768)
        Oil and gas properties:
         Proved. . . . . . . . . . . . . . . . . . . . . . . . .      342,578
         Unproved. . . . . . . . . . . . . . . . . . . . . . . .       98,000
        Other property and equipment . . . . . . . . . . . . . .        2,944
        Other assets . . . . . . . . . . . . . . . . . . . . . .          406
        Bank debt  . . . . . . . . . . . . . . . . . . . . . . .      (76,000)
        Subordinated debt  . . . . . . . . . . . . . . . . . . .      (42,621)
        Deferred income taxes. . . . . . . . . . . . . . . . . .      (10,102)
        Other liabilities. . . . . . . . . . . . . . . . . . . .      (23,455)
        Preferred stock. . . . . . . . . . . . . . . . . . . . .      (21,080)
                                                                   ----------
                                                                   $  264,902
                                                                   ==========

  (b) To record the estimated impairment charge resulting from the allocation of the purchase price to proved and unproved oil and gas properties and as described in footnote (a) above.

PRO FORMA STATEMENTS OF OPERATIONS -- NINE MONTHS ENDED SEPTEMBER 30, 1997
     The accompanying unaudited pro forma statement of operations for the nine months ended September 30, 1997 have been prepared as if the Merger had occurred on January 1, 1996. Such statement includes the following adjustments:

  (c) To reclassify operator overhead charges attributable to American's net property interests, conforming to LDNG's financial presentation of such charges.

                         LOUIS DREYFUS NATURAL GAS CORP.
         NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS, CONTINUED


  (d) To reclassify certain personnel costs to conform with LDNG's financial presentation of such costs.

  (e) To record the estimated adjustment to depreciation, depletion and amortization expense attributable to the allocation of the purchase price using the successful efforts method of accounting. Such adjustment assumes the recognition at closing of an estimated impairment charge totaling $72.9 million ($45.2 million after tax).
       See notes (a) and (b) above. This one-time non-recurring charge is not reflected in the unaudited pro forma statement of operations as presented herein.

  (f) To adjust interest expense for the incremental interest to be incurred attributable to borrowings made to fund the Cash Consideration at closing. The incremental borrowing rate assumed for LDNG for the nine months ended September 30, 1997 was 5.9%.

  (g) To record income taxes on pro forma pretax net income at an effective income tax rate of 38%.

  (h) To reflect the issuance of 11.3 million shares of LDNG Common Stock at the exchange rate of .72 shares of LDNG Common Stock for each share of American Common Stock.

  (i) The accompanying unaudited pro forma financial statements have been prepared pursuant to regulations prescribed by the Securities and Exchange Commission. The unaudited pro forma statement of income does not consider the effects of the cost reduction and financing plans of management implemented after closing, nor do they include the effects of certain purchase accounting adjustments which were recorded at closing. Such plans and adjustments are identified as follows:

                         LOUIS DREYFUS NATURAL GAS CORP.
         NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS, CONTINUED


                                                               Nine Months
                                                                  Ended
                                                              September 30,
                                                                  1997
                                                              -------------
MANAGEMENT PLANS
Increase (decrease) to pro forma pretax earnings:
Estimated reduction in general and administrative
 costs from the elimination of duplicative personnel
 and activities between LDNG and American(net of
 reimbursements and recoveries). . . . . . . . . . . . .      $       4,789
Estimated interest savings to be achieved upon
 refinancing the debt facilities of American (net of
 capitalized interest) . . . . . . . . . . . . . . . . .              1,463
EFFECT OF PURCHASE ACCOUNTING ADJUSTMENTS
(The historical statement of operations of American
 includes the following amounts which would have
 been reflected as adjustments to the purchase price
 had the merger occurred at the beginning of 1996):
Increase (decrease) to pro forma pretax earnings:
 Hedging losses incurred by American.  . . . . . . . . .              3,578
 Gains and losses on asset sales incurred by American. .                183
 Leasehold impairments incurred by American. . . . . . .              2,105
                                                              -------------
                                                              $      12,118
                                                              =============

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LOUIS DREYFUS NATURAL GAS CORP.

                                 By: /s/  Jeffrey A. Bonney
                                     -----------------------------------
Date:  February 6, 1998              Jeffrey A. Bonney
                                     Executive Vice President and
                                     Chief Financial Officer